Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of our report dated March 7, 2023 with respect to the consolidated financial statements of Xtant Medical Holdings, Inc. included in its Annual Report on Form 10-K as of and for the years ended December 31, 2022 and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado
July 11, 2023